                                                                    EXHIBIT 99.1

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
Bank of Canton of California and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Bank of Canton of California and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

March 1, 2002

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 2001 and 2000

                                  Assets                                                    2001                2000
                                                                                       --------------      --------------
Cash and due from banks                                                                $   18,244,693          19,097,405
Federal funds sold                                                                          9,300,000          10,200,000
Interest-bearing deposits with banks                                                          338,546             390,008
Securities held-to-maturity (market values, 2001: $0
      and 2000: $1,975,600)                                                                        --           1,997,912
Securities available-for-sale                                                             785,854,830         605,514,803
Federal Home Loan Bank stock                                                                2,055,800           2,047,600
Loans, net                                                                                465,989,633         406,939,489
Premises, equipment, and leasehold improvements, net                                       21,409,729          20,598,109
Income taxes receivable                                                                       683,889             402,612
Accrued interest receivable and other assets                                               20,549,770          11,654,312
                                                                                       --------------      --------------
                          Total assets                                                 $1,324,426,890       1,078,842,250
                                                                                       ==============      ==============
                    Liabilities and Stockholders' Equity

Liabilities:
      Deposits:
           Demand -- noninterest-bearing                                               $   71,699,658          66,867,321
           Demand -- interest-bearing                                                     101,990,930          88,129,652
           Savings                                                                         95,140,666          75,765,623
           Time, $100,000 and over                                                        446,260,881         337,643,976
           Time, under $100,000                                                           249,376,808         215,770,148
           Public time                                                                    125,095,000          80,095,000
                                                                                       --------------      --------------
                                                                                        1,089,563,943         864,271,720
      Securities sold under agreement to repurchase                                                --          26,142,500
      Borrowings from Federal Home Loan Bank                                               40,000,000          15,000,000
      Accrued interest payable and other liabilities                                       21,221,793          17,603,478
      Deferred tax liability, net                                                           7,217,437           5,053,207
                                                                                       --------------      --------------
                          Total liabilities                                             1,158,003,173         928,070,905
                                                                                       --------------      --------------
Commitments and contingencies

Stockholders' equity:
      Common stock, par value $100 per share
      Authorized, issued, and outstanding 20,000 shares                                     2,000,000           2,000,000
      Additional paid-in capital                                                           23,000,000          23,000,000
      Accumulated other comprehensive income                                               15,987,631          11,552,023
      Retained earnings, appropriated                                                      18,000,000          18,000,000
      Retained earnings, unappropriated                                                   107,436,086          96,219,322
                                                                                       --------------      --------------
                          Total stockholders' equity                                      166,423,717         150,771,345
                                                                                       --------------      --------------
                          Total liabilities and stockholders' equity                   $1,324,426,890       1,078,842,250
                                                                                       ==============      ==============


See accompanying notes to consolidated financial statements

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES
                        Consolidated Statements of Income
                  Years ended December 31, 2001, 2000, and 1999

                                                                        2001             2000              1999
                                                                    -----------      -----------       -----------
Interest income:
      Loans including fees                                          $34,467,275       33,859,301        26,064,780
      Securities available-for-sale                                  37,858,745       33,570,485        24,055,254
      Securities held-to-maturity                                        20,005          111,919           113,606
      Federal funds sold                                              1,185,311        1,446,710         2,197,160
      Deposits with banks                                                 1,000            1,000            67,467
                                                                    -----------      -----------       -----------
                      Total interest income                          73,532,336       68,989,415        52,498,267
                                                                    -----------      -----------       -----------
Interest expense:
      Deposits                                                       41,038,543       37,028,094        28,635,208
      Other short-term borrowings                                     1,772,094        2,083,987           314,767
                                                                    -----------      -----------       -----------
                      Total interest expense                         42,810,637       39,112,081        28,949,975
                                                                    -----------      -----------       -----------
                      Net interest income                            30,721,699       29,877,334        23,548,292
Provision for loan losses                                               949,459        1,470,000         1,800,000
                                                                    -----------      -----------       -----------
                      Net interest income after provision for
                           loan losses                               29,772,240       28,407,334        21,748,292
                                                                    -----------      -----------       -----------
Noninterest income (loss):
      Net gain (loss) on sale of available-for-sale securities        1,758,972           (5,263)       (3,018,660)
      Gain on sale of other assets                                           --               --         4,333,307
      Rental income                                                   5,598,444        4,132,107         3,743,106
      Commissions and fees                                            1,149,248        1,051,235           955,375
      Other                                                             880,836          880,872         1,494,538
                                                                    -----------      -----------       -----------
                      Total noninterest income                        9,387,500        6,058,951         7,507,666
                                                                    -----------      -----------       -----------
Noninterest expense:
      Salaries and benefits                                           8,155,578        7,662,198         7,847,535
      Occupancy, net                                                  2,201,360        2,042,356         2,078,023
      Furniture and equipment                                           929,347          916,408           898,041
      Rental expenses                                                   868,302          707,918           455,936
      FDIC assessment                                                   156,252          135,669            96,174
      Other                                                           5,886,539        5,462,246         4,630,518
                                                                    -----------      -----------       -----------
                      Total noninterest expense                      18,197,378       16,926,795        16,006,227
                                                                    -----------      -----------       -----------
                      Income before income tax expense               20,962,362       17,539,490        13,249,731
Income tax expense                                                    8,505,598        7,128,814         5,300,000
                                                                    -----------      -----------       -----------
                      Net income                                    $12,456,764       10,410,676         7,949,731
                                                                    ===========      ===========       ===========


See accompanying notes to consolidated financial statements

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES
         Consolidated Statements of Changes in Stockholders' Equity and
                              Comprehensive Income
                  Years ended December 31, 2001, 2000, and 1999

                                                                               Accumulated
                                                                Additional         other          Retained
                                                 Common          paid-in      comprehensive       earnings
                                                  stock          capital          income        appropriated
                                                ----------      ----------    -------------     ------------
Balances at December 31, 1998                   $2,000,000      23,000,000        8,361,537      18,000,000
Cash dividend paid, $28 per share                       --              --               --              --
Net income                                              --              --               --              --
Other comprehensive income, net of tax:
     Unrealized holding gain arising
         during year, net                               --              --               --              --
     Add: reclassification adjustment
         for losses included in net income              --              --               --              --

                Other comprehensive income              --              --        2,782,391              --

Comprehensive income                                    --              --               --              --
                                                ----------      ----------      -----------      ----------
Balances at December 31, 1999                    2,000,000      23,000,000       11,143,928      18,000,000
Cash dividend paid, $30 per share                       --              --               --              --
Net income                                              --              --               --              --
Other comprehensive income, net of tax:
     Unrealized holding gain arising
         during year, net                               --              --               --              --
     Add: reclassification adjustment
         for losses included in net income              --              --               --              --

                Other comprehensive income              --              --          408,095              --

Comprehensive income                                    --              --               --              --
                                                ----------      ----------      -----------      ----------
Balances as of December 31, 2000                 2,000,000      23,000,000       11,552,023      18,000,000
Cash dividend paid, $62 per share                       --              --               --              --
Net income                                              --              --               --              --
Other comprehensive income, net of tax:
     Unrealized holding gain arising
         during year, net                               --              --               --              --
                Other comprehensive income              --              --        4,435,608              --

Comprehensive income                                    --              --               --              --
                                                ----------      ----------      -----------      ----------
Balances as of December 31, 2001                $2,000,000      23,000,000       15,987,631      18,000,000
                                                ==========      ==========      ===========      ==========



                                                   Retained                             Total
                                                   earnings       Comprehensive     stockholders'
                                                unappropriated        income           equity
                                                --------------    -------------     -------------
Balances at December 31, 1998                      79,018,915               --      130,380,452
Cash dividend paid, $28 per share                   (560,000)               --        (560,000)
Net income                                          7,949,731        7,949,731        7,949,731
Other comprehensive income, net of tax:
     Unrealized holding gain arising
         during year, net                                  --          971,196               --
     Add: reclassification adjustment
         for losses included in net income                 --        1,811,195               --
                                                                   -----------
                Other comprehensive income                 --        2,782,391        2,782,391
                                                                   -----------
Comprehensive income                                       --      $10,732,122               --
                                                  -----------      ===========      -----------
Balances at December 31, 1999                      86,408,646               --      140,552,574
Cash dividend paid, $30 per share                   (600,000)               --        (600,000)
Net income                                         10,410,676       10,410,676       10,410,676
Other comprehensive income, net of tax:
     Unrealized holding gain arising
         during year, net                                  --          404,937               --
     Add: reclassification adjustment
         for losses included in net income                 --            3,158               --
                                                                   -----------
                Other comprehensive income                 --          408,095          408,095
                                                                   -----------
Comprehensive income                                       --      $10,818,771               --
                                                  -----------      ===========
Balances as of December 31, 2000                   96,219,322                       150,771,345
Cash dividend paid, $62 per share                 (1,240,000)               --      (1,240,000)
Net income                                         12,456,764       12,456,764       12,456,764
Other comprehensive income, net of tax:
     Unrealized holding gain arising
         during year, net                                  --        4,435,608               --
                Other comprehensive income                 --        4,435,608        4,435,608
                                                                   -----------
Comprehensive income                                       --      $16,892,372               --
                                                  -----------      ===========      -----------
Balances as of December 31, 2001                  107,436,086                       166,423,717
                                                  ===========                       ===========

          See accompanying notes to consolidated financial statements

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                  Years ended December 31, 2001, 2000, and 1999

                                                                                2001                2000                 1999
                                                                            -------------       -------------       -------------
Cash flows from operating activities:
      Net income                                                            $  12,456,764          10,410,676           7,949,731
      Adjustments to reconcile net income to net cash provided by operating activities:
              Depreciation and amortization                                     1,549,350           1,395,072           1,576,089
              Accretion of discount                                              (904,967)         (2,675,406)           (777,699)
              Provision for loan losses                                           949,459           1,470,000           1,800,000
              Net (gain) loss on sale of securities available-for-sale         (1,758,972)              5,263           3,018,660
              Gain on sale of premises, equipment, and leasehold
                  improvements                                                         --             (39,570)                 --
              Gain on sale of other assets                                             --                  --          (4,333,307)
              Deferred tax benefit                                               (792,842)           (866,309)            124,433
              Changes in operating assets and liabilities:
                  Income taxes receivable                                        (281,277)            113,902              93,952
                  Accrued interest receivable and other assets                 (8,895,458)         (2,425,971)            417,972
                  Accrued interest payable and other liabilities                3,618,315           3,198,034            (148,434)
                                                                            -------------       -------------       -------------
                      Net cash provided by operating activities                 5,940,372          10,585,691           9,721,397
                                                                            -------------       -------------       -------------
Cash flows from investing activities:
      Net decrease in interest-bearing deposits with banks                         51,462              41,584           4,959,297
      Purchase of investment securities                                      (819,371,897)       (471,881,229)       (330,490,429)
      Proceeds from sale of securities available-for-sale                      74,558,201          52,834,485         106,234,880
      Proceeds from securities called/matured                                 576,520,000         297,575,700         161,158,000
      Proceeds from sale of other assets                                               --                  --           4,333,307
      Net increase in loans                                                   (59,999,603)        (55,202,003)        (46,113,187)
      Purchases of premises, equipment, and leasehold
          Improvements                                                         (2,360,970)         (2,037,623)           (436,928)
      Proceeds from sale of premises, equipment, and
          leasehold improvements                                                       --              39,570                  --
      Proceeds from sale of other real estate owned                                    --           1,299,974                  --
                                                                            -------------       -------------       -------------
                      Net cash used in investing activities                  (230,602,807)       (177,329,542)       (100,355,060)
                                                                            -------------       -------------       -------------
Cash flows from financing activities:
      Net increase in demand and savings deposits                              38,068,658          32,600,457             651,077
      Net increase in time deposits                                           187,223,565         108,470,028          30,936,428
      (Decrease) increase in securities sold under
          agreement to repurchase                                             (26,142,500)            142,500          26,000,000
      Net increase in borrowings from Federal Home Loan Bank                   25,000,000          15,000,000                  --
      Dividends paid                                                           (1,240,000)           (600,000)           (560,000)
                                                                            -------------       -------------       -------------
                      Net cash provided by financing activities               222,909,723         155,612,985          57,027,505
                                                                            -------------       -------------       -------------
                      Net decrease in cash and cash equivalents                (1,752,712)        (11,130,866)        (33,606,158)
Cash and cash equivalents at beginning of year                                 29,297,405          40,428,271          74,034,429
                                                                            -------------       -------------       -------------
Cash and cash equivalents at end of year                                    $  27,544,693          29,297,405          40,428,271
                                                                            =============       =============       =============
Supplemental disclosure of other cash and noncash activities:
      Interest paid for the year                                            $  33,029,596          36,696,000          28,512,805
      Income tax payments for the year                                          9,875,548           8,008,814           5,190,000
      Loans transferred to other real estate owned                                     --                  --           1,299,974


See accompanying notes to consolidated financial statements.

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

(1)   BUSINESS AND ACCOUNTING POLICIES

      (a)   BUSINESS

            The Bank of Canton of California and Subsidiaries (the Company) provides a full range of banking services to consumer and commercial customers in California. The Company is subject to competition from other financial institutions and to regulations of the Federal Deposit Insurance Corporation and the California Department of Financial Institutions and undergoes periodic examinations by those regulatory authorities.

      (b)   CONSOLIDATION

            The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and income and expenses for the periods presented in accordance with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

            The consolidated financial statements include the accounts of Bank of Canton of California and its wholly-owned subsidiaries:
            California Canton International Bank Limited (CalCanton), incorporated in Nassau, Bahamas, and Bank of Canton of California Building Corporation (Building Corporation). Significant intercompany accounts and transactions have been eliminated in consolidation. CalCanton engages in deposits taking and investment activities. Building Corporation engages in leasing of the real estate properties owned.

      (c)   CASH AND CASH EQUIVALENTS

            For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, money market funds, and federal funds sold. Interest bearing deposits are excluded as these deposits have maturity lives greater than 90 days.

      (d)   INVESTMENT SECURITIES

            In accordance with Statement of Financial Accounting Standards
            (SFAS) No. 115, the Company classifies its investment securities in one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in held-to-maturity are classified as available-for-sale.

            Available-for-sale securities initially are recorded at cost and are subsequently carried at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from income and are reported as a component of comprehensive income under stockholders' equity until realized.

            A decline in market value that is deemed other than temporary for any available-for-sale or held-to-maturity securities results in a charge to income, and establishes a new cost basis for the securities.

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

            Premiums and discounts are amortized or accreted over the life of the related investment security as an adjustment to the yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in income and are derived using the specific identification method for determining the cost of securities sold.

      (e)   FEDERAL HOME LOAN BANK STOCK

            Federal Home Loan Bank (FHLB) stock is recorded at cost, is redeemable at par value, and can be pledged as collateral for FHLB advances.

      (f)   LOANS

            Loans are stated at the amount of unpaid principal, net of unearned discount and deferred fees. Interest is accrued daily on the outstanding balance. Loans which are more than 90 days delinquent with respect to interest or principal, unless they are well secured and in the process of collection, and other loans for which full recovery of principal and interest is in doubt, are placed on nonaccrual status. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Interest income on such loans is then recognized only to the extent that cash is received and where future collection of principal is probable.

            Nonrefundable fees and direct loan origination costs are deferred and amortized as an adjustment to interest income over the expected loan period using the interest method.

      (g)   ALLOWANCE FOR LOAN LOSSES

            The allowance for loan losses is established through a provision for loan losses charged to expense. Loans which are determined by management to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

            The allowance is an amount which, in management's judgment, will be adequate to absorb losses inherent in the loan portfolio based on evaluations of the collectibility of loans and prior loan loss experience. Management's judgment in determining the adequacy of the allowance is based on evaluations which take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

            Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in various factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgment of the information available to them at the time of their examination.


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      (h)   PREMISES, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

            Premises, equipment, and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of each type of asset. Estimated useful lives of premises and equipment range from 5 to 40 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the useful lives of the asset or the term of the respective leases.

      (i)   OTHER REAL ESTATE OWNED

            Other real estate owned is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. Losses recognized at the time of acquiring property in full or partial satisfaction of loans are charged against the allowance for loan losses. Other real estate owned is recorded at the lower of the related loan balance or fair value of the collateral less estimated disposition costs at the date acquired. Fair value is generally based upon an independent property appraisal. Subsequently, other real estate owned is valued at the lower of the amount recorded at the date acquired or the current fair value less estimated disposition costs. Subsequent losses incurred due to the declines indicated in annual independent property appraisals are included in noninterest expense. Routine holding costs, such as property taxes, insurance, maintenance, and losses from sales and dispositions are also included in noninterest expense.

      (j)   RENTAL INCOME

            Rental income is recognized ratably over the lease terms.

      (k)   FOREIGN CURRENCY TRANSACTIONS

            All foreign currency denominated assets and liabilities are remeasured in U.S. dollars at the year-end exchange rates. Foreign currency transactions during the year are translated into U.S. dollars at the exchange rates on the transaction dates. As of December 31, 2001, the Company had deposits in International Commercial Bank of China and Sanwa Bank, Tokyo totaling $353,346. The total recorded realized and unrealized gain and loss on foreign exchange at year end was $53,435 and is included in other noninterest income in the consolidated statements of income.

      (l)   INCOME TAXES

            The Company files consolidated federal and California franchise tax returns. For financial reporting purposes, the income tax effects of transactions are recognized in the year in which they enter into the determination of recorded income, regardless of when they are recognized for income tax purposes. Accordingly, the provision for income taxes in the consolidated statements of income include charges or credits for deferred income taxes relating to temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      (m)   RECLASSIFICATIONS

            Certain reclassifications have been made in the 2000 and 1999 financial statements to conform to the presentation used in 2001. These reclassifications have no effect on previously reported income.

      (n)   USE OF ESTIMATES

            Management of the Bank has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

      (o)   RECENT ACCOUNTING PRONOUNCEMENTS

            In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. Additionally, SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. Adoption of these standards is not expected to have a material effect on the financial position or results of operations of the Bank.

            In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company is required to adopt SFAS No. 143 on January 1, 2003. Adoption of this standard is not expected to have a material effect on the financial position or results of operations of the Bank.

            In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

            entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company is required to adopt SFAS No. 144 on January 1, 2002. Adoption of this standard is not expected to have a material effect on the financial position or results of operations of the Bank.

(2)   RESTRICTED CASH BALANCES

      Federal Reserve Board regulations require the Company to keep reserve balances on deposit with the Federal Reserve Bank. The required reserve balance was $8,883,000 and $7,491,000 as of December 31, 2001 and 2000,
      respectively, and is included in cash and due from banks in the consolidated balance sheets.

(3)   INVESTMENT SECURITIES

      An analysis of held-to-maturity and available-for-sale investment securities portfolios as of December 31, 2001 and 2000 follows:

                                             AMORTIZED COST   UNREALIZED GAINS  UNREALIZED LOSSES     FAIR VALUE
                                             --------------   ----------------  -----------------     ----------
2001:
      Available-for-sale:

         U.S. Treasury securities and
             obligations of U.S.
             government corporations and
             agencies                         $434,587,938         6,357,188          (389,206)       440,555,920
         Debt securities issued by
             foreign governments                 6,978,279           270,771                --          7,249,050
         Corporate debt securities             261,124,937         7,687,673          (116,518)       268,696,092
         Foreign debt securities                56,378,307           964,839          (245,738)        57,097,408
         Foreign equity securities                 139,319        12,117,041                --         12,256,360
                                              ------------      ------------      ------------       ------------

                      Total                   $759,208,780        27,397,512          (751,462)       785,854,830
                                              ============      ============      ============       ============

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      Foreign equity securities consist of an investment in a Taiwan-based public bank, United World Chinese Commercial Bank (UWCCB). As of December 31, 2001, the Company held 20,272,367 shares of UWCCB stock (representing less than 0.6% of UWCCB's total shares outstanding), with a cost basis of $139,319 and a market value, based on publicly quoted market price of $12,256,360.

                                             AMORTIZED COST   UNREALIZED GAINS  UNREALIZED LOSSES     FAIR VALUE
                                             --------------   ----------------  -----------------     ----------
2000:
      Held-to-maturity:
         Debt securities issued by
             foreign governments              $  1,997,912                --           (22,312)         1,975,600
                                              ------------      ------------      ------------       ------------

                      Total                   $  1,997,912                --           (22,312)         1,975,600
                                              ============      ============      ============       ============
      Available-for-sale:
         U.S. Treasury securities and
             obligations of U.S.
             government corporations and
             agencies                         $292,482,592         2,821,273           (33,826)       295,270,039
         Debt securities issued by
             foreign governments                10,952,425           153,928           (10,253)        11,096,100
         Corporate debt securities             239,698,515         2,736,242          (164,976)       242,269,781
         Foreign debt securities                42,988,582           523,576            (8,123)        43,504,035
         Foreign equity securities                 139,319        13,235,529                --         13,374,848
                                              ------------      ------------      ------------       ------------
                      Total                   $586,261,433        19,470,548          (217,178)       605,514,803
                                              ============      ============      ============       ============

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      The amortized costs and fair values of investment securities as of December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                        FOREIGN
                                                                            AFTER FIVE                   EQUITY
                                                              AFTER ONE        YEARS                  SECURITIES/NO
                                            ONE YEAR OR     YEAR THROUGH    THROUGH TEN   AFTER TEN    CONTRACTUAL
                                               LESS           FIVE YEARS       YEARS        YEARS       MATURITIES         TOTAL
                                           ------------     ------------    -----------   ---------   --------------    -----------
Available-for-sale:
    U.S Treasury securities and
        obligations of U.S.
        government corporations and
        agencies                           $120,238,832      314,010,929      100,189      237,988              --      434,587,938
    Debt securities issued by foreign
        governments                           1,998,917        4,979,362           --           --              --        6,978,279
    Corporate debt securities                51,786,394      209,338,543           --           --              --      261,124,937
    Foreign debt securities                   5,498,444       50,879,863           --           --              --       56,378,307
    Foreign equity securities                        --               --           --           --         139,319          139,319
                                           ------------      -----------      -------      -------      ----------      -----------

                      Total cost           $179,522,587      579,208,697      100,189      237,988         139,319      759,208,780
                                           ============      ===========      =======      =======      ==========      ===========

                      Fair value           $181,430,487      591,830,770       99,225      237,988      12,256,360      785,854,830


      Proceeds from securities which were called prior to their maturities totaled $79,700,000, $14,000,000, and $7,000,000 for the years ended
      December 31, 2001, 2000, and 1999, respectively. Gross gains on these securities called of $592,045, $0, and $0 were realized in 2001, 2000, and 1999, respectively.

      Proceeds from sale of securities and returns on principal totaled $74,558,201, $52,834,485, and $106,234,880 for the years ended December
      31, 2001, 2000, and 1999, respectively. Gross gains and gross losses on such sales were $1,175,756 and $8,829 in 2001, $8,841 and $14,104 in 2000,
      and $10,859 and $3,029,518 in 1999.

      Investment securities with a fair market value of $184,821,661 and $162,187,267 as of December 31, 2001 and 2000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

(4)   LOANS AND ALLOWANCE FOR LOAN LOSSES

      The Company is principally engaged in retail and business banking in California. The Company grants primarily commercial, residential, and consumer loans. Although the Company has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic conditions and real estate market of California.

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      Loans as of December 31 consisted of the following:

                                   2001                2000
                               -------------       ------------
Real estate                    $ 342,707,406        332,493,987
Commercial                       105,313,563         55,386,109
Consumer                          19,484,584         18,826,505
Other                              6,701,310          7,839,541
                               -------------       ------------

                                 474,206,863        414,546,142

Allowance for loan losses         (8,217,230)        (7,606,653)
                               -------------       ------------

                               $ 465,989,633        406,939,489
                               =============       ============


      Changes in the allowance for loan losses during the years ended December 31 were as follows:

                                      2001              2000              1999
                                   -----------       ----------       ----------
Balances at beginning of year      $ 7,606,653        6,699,301        5,770,632
Current year provision                 949,459        1,470,000        1,800,000
Loans charged off                     (547,849)        (665,347)        (992,650)
Recoveries                             208,967          102,699          121,319
                                   -----------       ----------       ----------

Balances at end of year            $ 8,217,230        7,606,653        6,699,301
                                   ===========       ==========       ==========


      As of December 31, 2001 and 2000, nonaccrual loans were $3,132,043 and $56,145, respectively. Interest foregone on nonaccrual loans was $175,218 and $2,396 for the years ended December 31, 2001 and 2000, respectively. As of December 31, 2001, there were no commitments to lend additional funds to borrowers whose loans are classified as nonaccrual.

      As of December 31, 2001 and 2000, the recorded investment in loans for which impairment was recognized in accordance with SFAS No. 114 totaled $46,233 and $67,173, respectively, of which there was a related allowance for loan losses of $23,117 and $33,588, respectively. For the years ended December 31, 2001, 2000 and 1999, the average recorded net investment in impaired loans was $85,393, $234,154 and $420,589, respectively.

                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

(5)   PREMISES, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS, NET

      Major classifications of premises, equipment, and leasehold improvements as of December 31 were as follows:

                                                        2001               2000
                                                    ------------       -----------
Land                                                $  4,524,231         4,524,231
Building and leasehold improvements                   41,408,737        40,508,901
Furniture and fixtures                                 2,905,692         2,822,579
Equipment and automobiles                              4,672,052         3,510,861
Vaults                                                   829,046           739,430
                                                    ------------       -----------

                                                      54,339,758        52,106,002
Less accumulated depreciation and amortization       (32,930,029)      (31,507,893)
                                                    ------------       -----------

                                                    $ 21,409,729        20,598,109
                                                    ============       ===========


      For the years ended December 31, 2001, 2000, and 1999, depreciation and amortization expense was $1,549,350, $1,395,072, and $1,576,089 respectively.

      The Company, through its wholly owned subsidiary, Building Corporation, owns a high-rise office building. The Company occupies approximately 16% of this office building with the remaining space of the building leased. The future noncancelable minimum lease payments receivable as of December 31, 2001 are as follows:

          2002                                    $ 5,161,747
          2003                                      4,470,639
          2004                                      3,124,744
          2005                                      2,475,468
          2006                                      1,266,832
          2007 and thereafter                       1,539,260
                                                  -----------
                                                  $18,038,690
                                                  ===========


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

(6)   INCOME TAXES

      Current and deferred tax expense (benefit) for the years ended December 31 consisted of the following:

                                        2001                 2000               1999
                                     -----------          ----------          ---------
Current:
      Federal                        $ 6,882,132           5,849,641          3,872,263
      State                            2,282,529           2,006,668          1,303,304
      Foreign                            133,779             138,814                 --
                                     -----------          ----------          ---------

                                       9,298,440           7,995,123          5,175,567
                                     -----------          ----------          ---------

Deferred:
      Federal                           (714,140)           (668,723)            91,327
      State                              (78,702)           (197,586)            33,106
                                     -----------          ----------          ---------

                                        (792,842)           (866,309)           124,433
                                     -----------          ----------          ---------

          Income tax expense         $ 8,505,598           7,128,814          5,300,000
                                     ===========          ==========          =========


      The components of the net deferred tax liability as of December 31 were as follows:

                                                                               2001                  2000
                                                                            ------------          -----------
Deferred tax assets:
      Allowance for loan loss                                               $  3,348,715            3,061,364
      Deferred compensation                                                      928,665              599,686
      Unrealized loss on investment securities                                 1,045,591            1,020,104
      Provision for other real estate owned                                           --               41,689
      State taxes                                                                781,504              693,357
      Post retirement health care                                                427,745              411,710
      Other reserves                                                             113,644              464,424
      Other                                                                       37,547               81,729
                                                                            ------------          -----------

                                                                               6,683,411            6,374,063

Valuation allowance                                                                   --                   --
                                                                            ------------          -----------

                      Total deferred tax assets                                6,683,411            6,374,063
                                                                            ------------          -----------

Deferred tax liabilities:
      Difference in book and tax basis of fixed assets                        (2,798,181)          (3,335,026)
      Federal Home Loan Bank stock                                              (216,065)            (163,415)
      UWCCB stock                                                               (228,182)            (227,481)
      Adjustment for available-for-sale securities market valuation          (10,658,420)          (7,701,348)
                                                                            ------------          -----------

                      Total deferred tax liabilities                         (13,900,848)         (11,427,270)
                                                                            ------------          -----------

                      Net deferred tax liability                            $ (7,217,437)          (5,053,207)
                                                                            ============          ===========


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      The expected statutory income tax rate differs from the effective tax rate as of December 31 due to the following:

                                             2001            2000            1999
                                            -----           -----           -----
Statutory federal income tax rate           35.00%          35.00%          34.00%
State taxes, net of federal benefit          6.80%           6.70%           6.70%
Other                                       (1.20%)         (1.10%)         (0.70%)
                                            -----           -----           -----

        Effective income tax rate           40.60%          40.60%          40.00%
                                            =====           =====           =====


      The Company has not recognized a federal deferred tax liability of approximately $4.6 million on approximately $13.1 million of undistributed earnings of a foreign subsidiary because such earnings are indefinitely reinvested in the subsidiary and are not taxable under current law. A deferred tax liability would be recognized to the extent the Company changed its intent to not indefinitely reinvest a portion or all of such undistributed earnings. In addition, a current tax liability would be recognized if the Company recovered those undistributed earnings in a taxable manner, such as through the receipt of dividends or sale of the entity, or if the tax law changed.

      Management believes a valuation allowance is not needed to reduce the deferred tax asset because it is more likely than not that the deferred tax asset will be realized through recoverable taxes or future taxable income.

(7)   DEPOSITS

      (a)   DEMAND ACCOUNTS

            The components of noninterest-bearing demand deposits were as follows, as of December 31:

                                           2001                2000
                                        -----------         ----------
Domestic -- noninterest-bearing         $70,987,180         65,642,694
Foreign -- noninterest-bearing              712,478          1,224,627
                                        -----------         ----------

      Total noninterest-bearing         $71,699,658         66,867,321
                                        ===========         ==========


            There were no foreign interest-bearing demand deposits as of December 31, 2001 and 2000.

      (b)   TIME, $100,000 AND OVER

            The components of Time, $100,000 and over deposits were as follows, as of December 31:

                      2001                 2000
                   ------------         -----------
Domestic           $354,591,206         244,012,445
Foreign              91,669,675          93,631,531
                   ------------         -----------

     Total         $446,260,881         337,643,976
                   ============         ===========


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

            Interest expense on time certificates of deposits of $100,000 or more was as follows for the years ended December 31:

                      2001                2000               1999
                   -----------         ----------         ----------
Domestic           $16,722,245         12,586,578          9,678,800
Foreign              4,418,635          6,023,235          5,315,863
                   -----------         ----------         ----------

     Total         $21,140,880         18,609,813         14,994,663
                   ===========         ==========         ==========


      (c)   REMAINING MATURITIES OF TIME CERTIFICATES OF DEPOSITS

            The remaining maturities of time certificates of deposits as of December 31, 2001 are as follows:

                  2002                           $693,720,703
                  2003                             62,676,645
                  2004                             63,694,870
                  2005                                522,650
                  2006                                117,821
                                                 ------------

                                                 $820,732,689

                                                 ============


(8)   ADVANCES FROM THE FEDERAL HOME LOAN BANK OF SAN FRANCISCO

      The following table illustrates outstanding advances from the Federal Home Loan Bank of San Francisco (FHLB) by maturity and rate, as of the dates indicated:

                                                              PRINCIPAL AMOUNTS              WEIGHTED AVERAGE RATE
                                                      -------------------------------        --------------------
                                                                                DECEMBER 31,
                                                      -----------------------------------------------------------
                                                         2001                2000              2001          2000
                                                      -----------         -----------          ----          ----
Maturity during the year ending December 31,
      2002                                            $ 5,000,000         $ 5,000,000          2.27%         6.66%
      2003                                             10,000,000          10,000,000          1.99          6.63
      2004                                                     --                  --            --            --
      2005                                                     --                  --            --            --
      2006                                             15,000,000                  --          4.52            --
      Thereafter                                       10,000,000                  --          4.75            --
                                                      -----------         -----------          ----          ----

                                                      $40,000,000         $15,000,000          3.66%         6.64%
                                                      ===========         ===========          ====          ====

      Our advances from the FHLB at December 31, 2001 and 2000 included $15,000,000 and $15,000,000, respectively, of variable-rate advances and $25,000,000 and $0, respectively, of fixed-rate advances. The variable-rate advances were collateralized by U.S. government agencies totaling $125,384,679 and $89,899,941, respectively, at December 31, 2001 and 2000. The fixed-rate advances were collateralized by residential mortgage loans totaling $104,569,319 at December 31, 2001.


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      The Company is required to own FHLB stock equal to 5% of FHLB advances outstanding and owned $2,055,800 and $2,047,600 of FHLB stock at December 31, 2001 and 2000, respectively. FHLB stock is recorded at cost, redeemable at par, and pledged as collateral for FHLB advances.

(9)   SALARIES AND BENEFITS

      In 1999, the Company purchased an annuity from John Hancock Mutual Life Insurance Co. for $1,945,370 naming as beneficiary its former chief executive officer who retired during the year. The annuity was to replace all compensation payments under an agreement entered on March 24, 1998 between the Company and the former chief executive officer. The annuity purchase resulted in a one-time charge in 1999 of $734,270 to salaries and benefits expense. The remaining $1,211,100 had been accrued for in the previous years. In addition, salaries and benefits expense for the year ended December 31, 1999 includes an amount of $508,020 accrued during the year in respect of postretirement benefits for one of the Company's executives.

      The Company offers a defined contribution 401(k) plan (the Plan) for substantially all employees. This Plan allows employees to defer, on a pre-tax basis, a portion of their salaries as contributions to the Plan. The Company provides a matching contribution, which vests over five years. The matching contributions charged to operating expenses were $231,682, $251,532 and $236,088 in 2001, 2000, and 1999, respectively.

      The Company provides postretirement medical benefits to certain retired employees. Retirees are eligible for benefits on retirement from active service upon attainment of age 65 with 10 years of service. The Company contributes a monthly amount for each qualifying retiree to specified health insurance carriers. The amount of the contribution varies depending on the length of service of the retiree. The Company accrues postretirement benefits during the years that employees provide service. Costs of postretirement benefits are funded when they are paid; accordingly, there are no plan assets.

                                                                         2001              2000             1999
                                                                      -----------       ----------       ----------
Benefit obligation as of the measurement date                         $  (479,000)       (580,000)        (488,000)
Fair value of plan assets as of the measurement date                           --              --               --
                                                                      -----------       ----------       ----------

     Funded status                                                    $  (479,000)       (580,000)        (488,000)
                                                                      ===========       ==========       ==========

     Accrued benefit cost recognized as a liability in the
         consolidated balance sheets                                  $(1,022,000)       (987,000)        (905,000)
                                                                      ===========       ==========       ==========


      The actuarial assumptions used and the related benefit costs and amounts paid in 2001, 2000, and 1999 for this benefit plan were as follows:

                                         2001             2000                     1999
                                         ----             ----                     ----
Discount rate                            7.25%             7.50%                   8.00%
Benefit cost                            54,000           100,000                  50,000
Benefits paid                           19,000            18,000                  20,000


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

(10)  COMMITMENTS AND CONTINGENCIES

      The Company leases various premises under noncancelable agreements which require various minimum annual rentals. The total future minimum rental commitment as of December 31, 2001 under the leases is as follows:

Year ending December 31:

      2002                                          $  872,911
      2003                                             875,629
      2004                                             868,017
      2005                                             687,937
      2006                                             571,605
      2007 and thereafter                            5,656,949
                                                    -----------

                                                    $9,533,048
                                                    ===========

      Rent expense net of sublease income included in noninterest expense was $868,302, $707,918, and $455,936 in 2001, 2000, and 1999, respectively.

      As of December 31, 2001 and 2000, the Company's board of directors had appropriated $18 million of retained earnings for various contingencies such as potential earthquake losses on the Company's office building and losses that may result from interest rate fluctuations.

      The Company, because of the nature of its business, is subject to various threatened legal cases. Management is not aware of any such cases that they believe will have a material adverse effect on the Company's liquidity, consolidated financial position, or results of operations.

(11)  REGULATORY CAPITAL REQUIREMENTS

      The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 2001, that the Company meets all capital adequacy requirements to which it is subject.

      As of December 31, 2001 and 2000, the Company was categorized as "well capitalized" under the regulatory capital adequacy requirements. To be categorized as "well capitalized," the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      The Company's regulatory capital amounts and ratios are also presented in the following table:

                                                                                                              TO BE WELL CAPITALIZED
                                                                                                                   UNDER PROMPT
                                                                                                                CORRECTIVE ACTION
                                                          ACTUAL                         REQUIREMENTS              PROVISIONS
                                        -----------------------------------------   -----------------------   ----------------------
                                                                           % OF                      % OF                    % OF
                                                         ADJUSTED        ADJUSTED                  ADJUSTED                 ADJUSTED
CAPITAL STANDARD                        CAPITAL          ASSETS           ASSETS    AMOUNT          ASSETS     AMOUNT        ASSETS
                                        --------         -------         --------   -------        --------   -------       --------
                                                                         (dollars in thousands)
As of December 31 2001:

      Total capital (to risk
         weighted assets)               $164,107         866,312          18.94%    $69,305          8.00%    $86,631         10.00%

      Tier 1 capital (to
         risk-weighted assets)           150,437         866,312          17.37      34,652          4.00      51,979          6.00

      Tier 1 capital (to average
         on-balance-sheet assets)        150,437       1,300,457          11.57      52,018          4.00      65,023          5.00

As of December 31, 2000:

      Total capital (to risk
         weighted assets)                152,782         714,918          21.37      57,193          8.00      71,492         10.00

      Tier 1 capital (to
         risk-weighted assets)           139,219         714,918          19.47      28,597          4.00      42,895          6.00

      Tier 1 capital (to average
         on-balance-sheet assets)        139,219       1,040,747          13.37      41,629          4.00      52,037          5.00

      Regulations limit the amount of dividends that may be paid without prior approval of the Company's regulatory agency. Retained earnings from which dividends may be paid without prior approval of the federal banking regulators amounted to approximately $28,400,000 and $23,500,000 as of December 31, 2001 and 2000, respectively, subject to the minimum capital ratio and other requirements.

      The Company is also subject to the Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991. FDICIA includes significant changes to the legal and regulatory environment for deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

(12)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

      The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

      The Company has various commitments to extend credit in the normal course of business that are not reflected in the accompanying consolidated financial statements. Such commitments to extend credit totaled $54,634,265 and $45,467,224 as of December 31, 2001 and 2000,
      respectively. Commitments under standby letters of credit approximated $1,409,829 and $335,300 as of December 31, 2001 and 2000, respectively.
      Commitments under import letters of credit were $521,069 and $632,744 as of December 31, 2001 and 2000, respectively. No significant losses are anticipated as a result of these commitments. Substantially all of the outstanding commitments to extend credit are at variable rates tied to prime.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

      Standby and import letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit are primarily issued to support private borrowing arrangements. Import letters of credit are primarily issued to support commercial trading arrangements. The majority of letters of credit have terms of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

      The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Company used the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company controls the credit risk of these transactions through credit approvals, limits, and monitoring procedures. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

(13)  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair values of the Company's financial instruments as of December 31, 2001 were as follows:

                                                     CARRYING             FAIR
                                                      AMOUNT              VALUE
                                                   ------------        ----------
Assets:
      Cash and due from banks                      $ 18,244,693        18,244,693
      Federal funds sold                              9,300,000         9,300,000
      Interest-bearing deposits with banks              338,546           338,546
      Investment securities                         785,854,830       785,854,830
      Federal Home Loan Bank stock                    2,055,800         2,055,800
      Loans, net                                    465,989,633       468,140,002

Liabilities:
      Demand deposits                               173,690,588       173,690,588
      Time deposits                                 820,732,689       829,256,081
      Savings deposits                               95,140,666        95,140,666
      Borrowings from Federal Home Loan Bank         40,000,000        40,252,053


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

      The estimated fair values of the Company's financial instruments as of December 31, 2000 were as follows:

                                                            CARRYING            FAIR
                                                             AMOUNT             VALUE
                                                          ------------        ----------
Assets:
      Cash and due from banks                             $ 19,097,405        19,097,405
      Federal funds sold                                    10,200,000        10,200,000
      Interest-bearing deposits with banks                     390,008           390,008
      Investment securities                                607,512,715       607,490,403
      Federal Home Loan Bank stock                           2,047,600         2,047,600
      Loans, net                                           406,939,489       406,839,830

Liabilities:
      Demand deposits                                      154,996,973       154,996,973
      Time deposits                                        633,509,124       634,208,000
      Savings deposits                                      75,765,623        75,765,623
      Securities sold under agreement to repurchase         26,142,500        26,142,500
      Borrowings from Federal Home Loan Bank                15,000,000        15,000,000


                                                                     (continued)

                          BANK OF CANTON OF CALIFORNIA
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000

These fair values do not represent actual amounts that may be realized upon any sale or liquidation of the related assets or liabilities. In addition, these values do not give the effect of discounts to fair value which may occur when financial instruments are sold in large quantities. The fair values presented above represent the Company's best estimate of fair value using the methodologies discussed below. The fair value of financial instruments which have a relative short period of time between their origination and their expected realization were valued using carrying amount.

      The fair value of fixed rate borrowings is estimated by discounting the future cash flows using the rates currently offered for borrowings of similar remaining maturities.

      (a)   INTEREST-BEARING DEPOSITS WITH BANKS

            The estimated fair value of interest-bearing deposits with banks approximates the carrying value.

      (b)   INVESTMENT SECURITIES

            For securities held-to-maturity and available-for-sale, fair value equals quoted market prices.

      (c)   FEDERAL HOME LOAN BANK STOCK

            For Federal Home Loan Bank stock, the carrying amount is a reasonable estimate of fair value as the stock is redeemable at par value.

      (d)   LOANS RECEIVABLE

            For certain homogeneous categories of loans, such as credit card receivables, home equity lines of credit, adjustable rate mortgages, personal credit lines, and variable rate loans, fair value is estimated at the carrying amount. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Additionally, the allowance for loan losses was applied against the estimated fair value to recognize future defaults of contractual cash flows.

      (e)   DEMAND SAVINGS AND TIME DEPOSITS

            The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

      (f)   SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE

            The estimated fair value of these securities approximates the carrying value.

      (g)   BORROWINGS FROM FEDERAL HOME LOAN BANK

            For variable rate borrowings, fair value is estimated at the carrying amount. The fair value of fixed rate borrowings is estimated by discounting the future cash flows using the rates currently offered for borrowings of similar remaining maturities